UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2024

Bowhead Specialty Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42111	87-1433334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
452 Fifth Avenue New York, New York 10018
(Address of principal executive offices)
(212) 970-0269
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BOW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 25, 2024, Jack Stein, who was one of GPC Partners Investments (SPV III) LP’s (“GPC Fund”) nominees to the board of directors (the “Board”) of Bowhead Specialty Holdings Inc. (the “Company”) pursuant to GPC Fund’s rights under the Board Nominee Agreement, dated as of May 23, 2024, between the Company and GPC Fund, resigned from the Board. Mr. Stein’s resignation was in connection with the closing of the previously announced underwritten secondary public offering in which GPC Fund sold shares of common stock and its right to nominate individuals to the Board decreased, as a result of such sale, from three to two individuals. Mr. Stein’s decision to resign did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 30, 2024, the Board elected Dr. Ava Schnidman to the Board, effective October 30, 2024.

Dr. Schnidman will serve until her successor is duly elected and qualified or until her death, resignation or removal, whichever is earliest to occur. Dr. Schnidman will stand for re-election at the Company’s next annual meeting of stockholders to be held in 2025 as a Class III director whose term will expire at the Company’s 2027 annual meeting of stockholders.

Dr. Schnidman founded, and has served as President of, Schnidman Partners Inc. since 2014. Schnidman Partners Inc. is a consulting firm that provides executive leadership consulting services to Fortune 500 companies. Dr. Schnidman received a B.A. in English from the University of Rochester, an M.B.A. from the University of Connecticut, and a PhD in Organizational Psychology from Columbia University. We believe that Dr. Schnidman is qualified to serve on our board because of her experience working with executive teams as well as her extensive corporate and management experience.

Dr. Schnidman has been appointed to serve on the Compensation, Nominating and Corporate Governance Committee of the Board in connection with an increase in the size of such committee from three to four members.

Dr. Schnidman will be eligible to receive compensation for her service on the Board consistent with that provided to non-employee directors (excluding GPC Fund and American Family Mutual Insurance Company, S.I. nominees), which is described under the caption “Executive and Director Compensation–Director Compensation” in the Company’s prospectus filed with the Securities and Exchange Commission on October 24, 2024, as adjusted by the Board from time to time.

There is no arrangement or understanding between Dr. Schnidman and any other persons pursuant to which she was elected to the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 30, 2024

By:	/s/ H. Matthew Crusey
Name:	H. Matthew Crusey
Title:	General Counsel and Secretary